UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)          January 20, 2006
BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code          (773) 380-3000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 1.01 Entry into a Material Definitive Agreement.
Amendment No. 2 to the Crunch Purchase Agreement
     On January 20, 2006, Bally Total Fitness Holding Corporation, a Delaware corporation (the “Registrant”), and several of its subsidiaries (collectively, the “Sellers”), Crunch CFI, LLC (“Crunch CFI”), AGT Crunch Acquisition LLC (“Purchaser”), AGT Crunch Chicago LLC (together with the Sellers, Purchaser and Crunch CFI, the “Parties”), entered into an amendment (“Amendment No. 2”) to the Purchase Agreement dated September 16, 2005 (the “Purchase Agreement”), as amended December 19, 2005 (“Amendment No. 1”) with respect to the sale of Crunch Fitness. Amendment No. 2 provides that, subject to certain limitations, certain health clubs constituting part of the Crunch Fitness chain that could not be transferred to Purchaser or any of its affiliates at closing would be managed by Purchaser as part of the acquired business until the parties secured consents necessary to complete the transfers. The parties also agreed that (i) the Purchaser would be entitled to the benefit of security deposits held by landlords of the transferred health club facilities, (ii) the deadline date for closing the transaction would be extended to January 20, 2006 and (iii) Purchaser would provide a letter of credit in the initial amount of $2,678,000 for the benefit of the Sellers as security for the Purchaser’s obligations under certain leases for the transferred health club facilities.
     A copy of the Purchase Agreement was previously filed on September 20, 2005 as Exhibit 2.1 to the Registrant’s current report on Form 8-K and is incorporated herein by reference.
     A copy of Amendment No. 1 was previously filed on December 22, 2005 as Exhibit 2.1 to the Registrant’s current report on Form 8-K and is incorporated herein by reference.
     A copy of Amendment No. 2 is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of Amendment No. 2 is qualified in its entirety by reference to the complete text of Amendment No. 2.
Lead Director Compensation
     As previously announced by the Registrant, the independent directors of the Registrant’s Board of Directors appointed John W. Rogers, Jr. as lead director on January 11, 2006. On January 19, 2006, the Nominating and Corporate Governance Committee approved an annual stipend for the lead director of $35,000, payable in cash.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On January 20, 2006, pursuant to the Purchase Agreement, as amended, the Parties completed the sale of the chain of health clubs operated under the “Crunch Fitness” brand along with certain additional health clubs located in San Francisco, California (the “Transaction”). Purchaser paid Sellers the $45 million purchase price, plus $489,792 in purchase price adjustments, as consideration for the Transaction. Under the Purchase Agreement, $2,250,000 of the purchase price was placed in escrow payable in whole or in part to Sellers upon the satisfaction of certain conditions. After transaction costs and expenses in accordance with the Registrant’s Credit Agreement, the Sellers retained $10 million of the sale proceeds and paid $30 million to JP Morgan Chase Bank, as agent under the Credit Agreement, to reduce the Registrant’s term loan thereunder.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

2.1	Amendment No. 2 to the Purchase Agreement, dated January 20, 2006, among Bally Total Fitness Holding Corporation, Bally Total Fitness Corporation, Crunch Fitness International, Inc., Health & Tennis Corporation of New York, Bally Total Fitness of Greater New York, Inc. (f/k/a Jack La Lanne Fitness Centers, Inc.), Soho Ho LLC, Crunch L.A. LLC, 708 Gym LLC, West Village Gym at the Archives LLC, 59th Street Gym LLC, Flambe LLC, Ace LLC, Crunch World LLC, Crunch CFI Chicago, LLC, Crunch CFI, LLC, AGT Crunch Chicago LLC and AGT Crunch Acquisition LLC.

99.1	Press release, dated January 20, 2006, announcing the closing of the Transaction.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION
Registrant
Dated: January 25, 2006	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel